As filed with the Securities and Exchange Commission on February 11, 1998
                                          Registration Statement No. 333-27971

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3

             Registration Statement Under The Securities Act of 1933

                             WANG LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

                      Delaware                              04-2192707
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                  Identification No.)

                            600 TECHNOLOGY PARK DRIVE
                         BILLERICA, MASSACHUSETTS 01821

                                 (978) 967-5000

                         ------------------------------

   (Address, including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                             ALBERT A. NOTINI, ESQ.
                             SENIOR VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                             WANG LABORATORIES, INC.
                            600 TECHNOLOGY PARK DRIVE
                         BILLERICA, MASSACHUSETTS 01821

                                 (978) 967-5000

                         ------------------------------

               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                   Copies to:

                            PATRICK J. RONDEAU, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                (617) 526-6000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION; DATED FEBRUARY 11, 1998

PROSPECTUS

                         30,864 SHARES OF COMMON STOCK,
                                 $0.01 PAR VALUE

                             WANG LABORATORIES, INC.

     This Prospectus covers the resale of 30,864 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of Wang Laboratories, Inc. (the "Company") currently outstanding and being sold by a certain stockholder of the Company (the "Selling Stockholders"). See "Selling Stockholder." The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder.

     The Selling Stockholder may sell, from time to time, the shares of Common Stock offered hereby in the over-the-counter market, in negotiated transactions, in ordinary brokerage transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. See "Plan of Distribution."

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is February 11, 1998.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering Analysis and Retrieval ("EDGAR") system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from such office after payment of fees prescribed by the Commission.

     "Wang" is a registered trademark of Wang Laboratories, Inc. The text of this prospectus also contains references to trademarks of other companies.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;


     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;


     (3) The Company's Current Report on Form 8K/A dated August 29, 1996; and


     (4) The Company's Registration Statement on Form 8-A dated September 27, 1993 registering the Common Stock under Section 12(g) of the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of

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the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to the Secretary of the Company, 600 Technology Park Drive, Billerica, Massachusetts, 01821, telephone (978) 967-5000.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


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                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully by potential investors in evaluating an investment in the Common Stock offered hereby.

     IMPLEMENTATION OF BUSINESS STRATEGY. The Company's business strategy is to increase the revenues and margins it realizes from providing network services to customers and clients and to build upon that growth through appropriate strategic alliances and acquisitions designed to complement Wang's core competencies. The Company's ability to implement this strategy fully over the long term, and the ultimate success of this strategy, are subject to a broad range of uncertainties and contingencies, many of which are beyond the Company's control. The Company may not be able to achieve the revenue growth it is seeking as a result of an inability to obtain new customer contracts or the inability to deliver the required services in a timely manner under such contracts. In addition, there can be no assurance that the Company will be able to implement strategic relationships or acquisitions, or, if entered into, that such strategic relationships or acquisitions will in fact further the implementation of the Company's business strategy. The Company's existing strategic relationships with Microsoft Corporation ("Microsoft") and Cisco Systems, Inc. ("CISCO") are subject to a variety of uncertainties, including possible evolutions in technology, business relationships or strategic plans of the parties which may, in the future, result in the termination of, or a change in the nature of or in the expectations with respect to, such strategic relationships. The Company's relationship with Microsoft also includes certain contractual obligations, which, if not satisfied, could allow Microsoft to terminate all or a portion of the relationship. In addition, there can be no assurance that any of the Company's acquisitions or strategic alliances will result in long-term benefits to the Company, or that the Company and its management will be able to effectively assimilate and manage the business of any acquired companies. The Company evaluates such transactions regularly, and one or more such transactions could occur at any time.

     Currently, a significant portion of the Company's revenues and gross margins are attributable to the servicing, upgrading and enhancement of its installed base of VS and other traditional proprietary systems. The Company expects the decline in revenues from traditional sources, including the acquired Bull proprietary product and service revenue streams (i.e. sales and service of VS proprietary and GCOS products) to continue to decline at a rate of 25% per year over the next several years. From one period to the next, the decline rate could be highly variable. As the Company's proprietary revenues decline, the loss of individual customers will have an increasingly significant effect on the rate of decline for any particular measurement period. The Company's continued growth is predicated on the business strategy described above (including the acquisition of new customer service and network integration businesses) more than offsetting the decline in revenues from traditional proprietary sources. There can be no assurance that delays or difficulties in the implementation of the Company's strategy, or a higher than anticipated decline in revenues from proprietary sources will not adversely impact the Company's results of operations or the price of its equity.

     DEPENDENCE ON KEY PERSONNEL. The Company depends to a significant extent on key management and technical personnel. The Company's growth and future success will depend in large part on its ability to attract, motivate and retain highly qualified personnel, particularly, trained and experienced technical professionals capable of providing sophisticated network and outsourcing services. Competition for such personnel is intense and there can be no assurances that the Company will be successful in hiring, motivating or retaining such qualified personnel. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on the Company's business, financial condition or results of operations.

     COMPETITION. The information technology ("IT") services industry, including the network and outsourcing service and support markets, is intensely competitive and undergoing rapid change. Worldwide competition is vigorous in all of the markets in which the Company does business. The Company's competitors are numerous and vary widely in market position, size and resources. Competitors differ significantly depending upon the market, customer and geographic area involved. In many of the Company's markets, traditional computer hardware manufacturing, communications and consulting

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

companies provide the most significant competition. The Company must also compete, particularly in the network services market, with other IT services businesses with more limited resources, but which have, in a number of cases, been able to develop a strong local or regional customer base. Many of the Company's competitors have substantially greater resources, including larger research and engineering staffs and larger marketing organizations, than those of the Company. There can be no assurance that the Company will be able to compete successfully against other companies that provide IT services.

     YEAR 2000 LIABILITY. The Company supplies computer systems to large organizations in the commercial and government markets, which include federal, state and local customers. Any failure of the Company's products to perform, including system malfunctions due to the onset of the calendar year 2000 (caused by a data structure problem that will prevent software from properly recognizing dates after the year 1999), could result in claims against the Company. Although the Company maintains computer software and services, errors and omissions insurance, a claim brought against the Company could have a material adverse effect on the Company's business, financial condition or results of operations. Moreover, an increasing number of the Company's installed base of VS and other traditional proprietary systems could choose to convert to other calendar year 2000 compliant systems in order to avoid such malfunctions. An increasing rate of conversion would result in an increasing rate of decline of revenue associated with such proprietary systems, and could have a material adverse effect on the Company's business, financial condition or results of operations.


     POSSIBLE VOLATILITY OF PRICE OF COMMON STOCK. The market price of the Company's Common Stock has fluctuated significantly in the past and may continue to fluctuate in the future. Factors such as announcements of technological innovations or other developments concerning the Company, its competitors or other third parties, quarterly variations in the Company's results of operations, and changes in overall industry and economic conditions may all affect the market prices of the Common Stock and cause it to fluctuate significantly. Moreover, the Company's expense levels are based in part on expectations of future revenue levels, and a shortfall in expected revenue could therefore have a disproportionate adverse effect on the Company's net income. Furthermore, the market price of the stocks of many high technology companies has experienced wide fluctuations that have not necessarily been related to the operating performance of the individual companies.


     DEPENDENCE ON GOVERNMENT REVENUE. In fiscal 1997 the Company derived approximately 30% of its revenues from branches or agencies of the United States government, and derived significant additional revenues from agencies of various foreign governments. A significant portion of the Company's United States federal government revenues comes from orders under government contract or subcontract awards, which involves the risk that the failure to obtain an award, or a delay on the part of the government agency in making the award or of ordering or paying for products or services under an awarded contract, could have a material adverse effect on the financial performance of the Company for the period in question. Other risks involved in government sales are the larger discounts (and thus lower margins) often involved in government sales, the unpredictability of funding for various government programs, and the ability of the government agency to unilaterally terminate the contract. Revenues from the United States government and government agencies are received under a number of different contracts and from a number of different government agencies and departments.

     INTERNATIONAL OPERATIONS. International revenues in recent years have accounted for a substantial portion of the Company's total revenues. The Company's international operations are subject to all of the risks normally associated with international sales, including changes in regulatory compliance requirements, compliance costs associated with International Standards Organization (ISO) 9000 quality control standards, special standards requirements, exposure to currency fluctuations, exchange rates, tariffs and other barriers, difficulties in staffing and managing international subsidiary operations, potentially adverse tax consequences and country-specific product requirements. While the Company attempts to reduce its currency exposure, there can be no assurance that it will not experience significant losses on international currency fluctuations. In addition, effective intellectual property protection may not be available in every foreign country in which the Company distributes its own and other products and the loss of such protection could have a material adverse effect on the business of the Company.


     NATURE OF CONTRACTS. Many of the Company's commercial contracts are for a fixed price and are long-term in duration, which subjects the Company to substantial risks relating to unexpected cost increases and other factors outside the control of the Company. Revenues and profits on such contracts are recognized using estimates and actual results, when known, may differ materially from such estimates. In addition, IT outsourcing contracts in particular, often contain provisions that allow for termination for convenience, service level agreement compliance, liquidated damages, penalties and are awarded based on competitive procurement process. Such contracts often require high expenditures and long lead times with no assurance of success.


     SUPERIOR RIGHTS OF PREFERRED STOCK. The Board of Directors of the Company is authorized under the Company's Certificate of Incorporation, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), in one or more series. Of the 5,000,000 authorized shares of Preferred Stock, 90,000 shares have been designated as 4 1/2% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), all of which shares have been issued, and 143,750 shares have been designated as 6 1/2% Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"), all of which shares have been issued. The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of holders of the Series A Preferred Stock and the Series B Preferred Stock and any other series of Preferred Stock that the Company may designate and issue in the future. In particular, before any payment or distribution is made to holders of Common Stock upon the liquidation, dissolution or winding-up of the Company, holders of both the Series A Preferred Stock and the Series B Preferred Stock are entitled to receive a liquidation preference of $1,000.00 per share, plus accrued and unpaid dividends. The holders of the Series A Preferred Stock and the Series B Preferred Stock also have various rights, preferences and privileges with respect to dividends, redemption, voting, conversion and registration under the Securities Act.

     ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation and By-Laws and the Delaware General Corporation Law contain certain provisions which could have the effect of delaying or preventing transactions that might result in a change in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over the then-current market price, and may limit the ability of stockholders to approve transactions that they deem to be in their best interests.

     AVAILABILITY OF FINANCING. The Company may need to raise additional funds through public or private debt or equity financings in order to implement its strategy. There can be no assurance that any such funding will be available, in a timely manner or on terms acceptable to the Company.


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


                                   THE COMPANY

     The Company provides worldwide information technology ("IT") services, including electronic commerce, software application integration, network architecture/design and security management, help desk support, maintenance and installation, warranty and procurement. The Company provides life cycle services that enable its customers to plan, deploy, manage and maintain their network and desktop computing environments on an outtasking or outsourcing basis. The Company's customers include businesses, institutions and governments that operate in heterogeneous technology environments at multiple locations.

     The Company is focused on the network integration and consulting, outsourcing and multi-vendor services elements of the IT services industry in which the Company enjoys substantial technological expertise and a global reach and which, in the Company's judgment, offer significant growth and market opportunities. The Company intends, by internal development and acquisition, to build on its position as a worldwide provider of value-added network integration, outsourcing and desktop support services. The Company believes that this approach will utilize its existing technology strengths and customer base, while allowing the Company to respond to evolving changes in the worldwide market for IT services. The Company will continued to service the needs of its traditional VS minicomputer customers by offering upgrade products, service and open system coexistence and migration products.


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




     Wang Laboratories, Inc. is a Delaware corporation. The Company's principal office is located at 600 Technology Park Drive, Billerica, Massachusetts 01821 and its telephone number is (978) 967-5000.



                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale by the Selling Stockholders of the Common Stock offered hereby.

                               SELLING STOCKHOLDER

     In March 1997, the Company issued to Curt Hessler (the "Selling Stockholder") 30,864 shares of Common Stock of the Company (the "Shares") as compensation for past services provided by the Selling Stockholder to the Company. In connection with the issuance of the Shares, the Company agreed to register the public resale of the Shares under the Securities Act of 1933, as amended, for a period of one year.

     The Selling Stockholder is currently a member of the Board of Directors of I-Net, Inc., a wholly-owned subsidiary of the Company. From April 1996 until March 1997, the Selling Stockholder was employed by Wang as an advisor and acting Chairman of I-Net.

     The following table lists the number of shares of Common Stock owned as of December 31, 1997, the number of shares of Common Stock offered for sale in this offering, and the number of shares of Common Stock that would be owned upon completion of this offering (assuming all shares offered hereby are sold) by the Selling Stockholder.


                                                                                   Number of Shares
                                Number of Shares of           Number of             of Common Stock
                                    Common Stock       Shares of Common Stock     Beneficially Owned
Name of Selling Stockholder      Beneficially Owned        Offered Hereby            After Offering
---------------------------      ------------------        --------------            --------------

Curtis Hessler                        30,864                  30,864                       0


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



                              PLAN OF DISTRIBUTION

     The Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at market prices prevailing at the time of sale, prices related to the then current market price or at negotiated prices, including pursuant to one or more of the following methods: (i) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (ii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (iii) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Selling Stockholder may also pledge Common Stock as collateral for margin accounts and such Common Stock could be resold pursuant to the terms of such accounts. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for the other broker-dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation shall be negotiated immediately prior to sale and which, as to a particular broker-dealer, may be in excess of customary compensation). Any broker-dealer may act as broker-dealer on behalf of the Selling Stockholder in connection with the offering of certain of the shares by the Selling Stockholder. The Selling Stockholder has indicated to the Company that he does not intend to sell the Common Stock offered hereby in underwritten transactions.

     The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act, in connection with the sale of shares pursuant to this Prospectus. Additionally, the Company will pay the expenses incurred in connection with this offering, other than brokerage commissions, underwriting fees or expenses and legal or accounting expenses incurred by the Selling Stockholder.

     In offering the shares of Common Stock covered hereby, the Selling Stockholder and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholder and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

     The Company has advised the Selling Stockholder that during such time as it may be engaged in a distribution of Common Stock included herein it is required to comply with Regulation M under the Exchange Act .

     The public offering by the Selling Stockholder of the shares covered hereby will terminate on the earlier of (i) twelve (12) months after the date of this Prospectus or (ii) the date on which all shares offered hereby have been sold by the Selling Stockholder. The Selling Stockholder has agreed to discontinue disposition of the Common Stock covered hereby in certain circumstances, including upon receipt of notice from the Company that there exists material undisclosed information that the Company has a bona fide business purpose for keeping confidential.


                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.

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

                                     EXPERTS

     The consolidated financial statements and schedule of Wang Laboratories, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of I-NET, Inc. as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



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



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Nature of Expense                                             Amount to be Paid

         SEC registration fee                                     $     213
         Legal (including Blue Sky) and
           accounting fees and
           expenses of the Company                                    4,000
         Printing fees and expenses                                   2,000
         Miscellaneous                                                  500
                                                                  ---------
            TOTAL                                                 $   6,712

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article Tenth of Registrant's Certificate of Incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 16.  EXHIBITS


Exhibit
Number
------

2.1(1)   Amended and Restated Reorganization Plan dated September 20, 1993
4.1(2)   Certificate of Incorporation, as amended to date
4.2(3)   Bylaws of Registrant, as amended to date
4.3(4)   Form of Stock Certificate for Common Stock

5.1*     Opinion of Hale and Dorr LLP

23.1     Consent of Ernst & Young LLP
23.2     Consent of KPMG Peat Marwick LLP

23.3*    Consent of Hale and Dorr LLP (included in Exhibit 5.1)


24.1*    Power of Attorney (appears on signature page)

---------------------
1 Filed as an exhibit to the Registrant's Registration Statement on Form 8-A filed on September 27, 1993 and incorporated herein by reference.

2 Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.


3 Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 and incorporated herein by reference.

4 Filed as an exhibit to the Registrant's Form 8-A filed on September 27, 1993 and incorporated herein by reference


*    Previously filed.

ITEM 17.  UNDERTAKINGS

         The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Commonwealth of Massachusetts this 10th day of February, 1998.

                                           WANG LABORATORIES, INC.

                                           By:      /s/ Franklyn A. Caine
                                                    ----------------------------
                                                    Franklyn A. Caine
                                                    Executive Vice President and
                                                    Chief Financial Officer


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on this 10th day of February, 1998, in the capacities indicated:


         Signature                         Title                       Date


Joseph M. Tucci*              Chairman of the Board, Chief
--------------------------    Executive Officer and Director
Joseph M. Tucci               (Principal Executive Officer)


/s/ Franklyn A. Caine         Executive Vice President and            2/10/98
--------------------------    Chief Financial Officer
Franklyn A. Caine             (Principal Financial Officer
                              and Principal Accounting
                              Officer)


David A. Boucher*             Director
--------------------------
David A. Boucher


Michael W. Brown*             Director
--------------------------
Michael W. Brown


Marcia J. Hooper*             Director
--------------------------
Marcia J. Hooper

         Signature            Title                    Date


Joseph J. Kroger*             Director
--------------------------
Joseph J. Kroger


Raymond C. Kurzweil*          Director
--------------------------
Raymond C. Kurzweil


Axel J. Leblois*              Director
--------------------------
Axel J. Leblois


Frederick A. Wang*            Director
--------------------------
Frederick A. Wang


/s/ John P. White             Director               2/10/98
--------------------------
John P. White


*By: /s/ Franklyn A. Caine
         -----------------
         Franklyn A. Caine
         Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number
------

2.1(1)   Amended and Restated Reorganization Plan dated September 20, 1993
4.1(2)   Certificate of Incorporation, as amended to date
4.2(3)   Bylaws of Registrant, as amended to date
4.3(4)   Form of Stock Certificate for Common Stock

5.1*     Opinion of Hale and Dorr LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of KPMG Peat Marwick LLP


23.3*    Consent of Hale and Dorr LLP (included in Exhibit 5.1)


24.1*    Power of Attorney (appears on signature page)

---------------------
1 Filed as an exhibit to the Registrant's Registration Statement on Form 8-A filed on September 27, 1993 and incorporated herein by reference.

2 Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 and incorporated herein by reference.


3 Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 and incorporated herein by reference.

4 Filed as an exhibit to the Registrant's Form 8-A filed on September 27, 1993 and incorporated herein by reference


*    Previously filed.


15